Exhibit 99.1

WebEx Announces Second Quarter 2005 Results

SANTA CLARA, Calif., July 28, 2005—WebEx Communications, Inc. (Nasdaq: WEBX) today announced financial results for the second quarter ended June 30, 2005.

For the second quarter of 2005, revenues were $75.3 million, a 23% increase from $61.1 million in the second quarter of 2004. Net income was $13.9 million, a 35% increase from $10.3 million in the second quarter of 2004. Diluted earnings per share, (“EPS”) were $0.29, an increase of 32% from $0.22 in the second quarter of 2004.

During the second quarter of 2005, cash and short-term investments increased to approximately $220.8 million, up $13.6 million from the first quarter of 2005. Cash flow from operations of $ 13.6 million was offset by $3.4 million of capital expenditures, providing free cash flow of $10.2 million. During the second quarter of 2005, WebEx spent approximately $8.5 million as part of its stock buyback program, repurchasing approximately 385,000 shares of common stock. During the second quarter of 2005, WebEx received approximately $11.8 million in cash from stock issuances under employee stock plans.

“We had another good quarter, demonstrating the expanding market for collaborative application services,” said Subrah Iyar chairman and chief executive officer of WebEx. “As companies realize the huge cost advantages of on-demand solutions, we continue to see new customer requirements like the WebEx Retention Solution we announced during second quarter.”

Guidance
The following contains forward-looking guidance regarding WebEx’s financial outlook. The following statements are based on current expectations.

WebEx reiterates revenue guidance for the 2005 fiscal year in the range of $300 to $310 million. WebEx is increasing EPS guidance for the 2005 fiscal year to the range of $1.14 to $1.20 from earlier guidance of $1.08 to $1.18. For the third quarter of 2005, WebEx anticipates revenues in the range of $76.5 to $79.0 million and EPS in the range of $0.28 to $0.30.

Conference Call
Management will host the quarterly conference call to discuss the results today July 28, 2005, beginning at 5:00 p.m. EDT. In conjunction with the audio call, there will be a WebEx meeting for the visual part of the presentation. Interested parties may participate in the conference call in one of two ways:

To join the WebEx online meeting and listen to the audio via the computer (WebEx VoIP), please go to http://webex.com/q2_earnings_voip .
or
To join the WebEx online meeting and listen to the audio via the telephone, please go to http://webex.com/q2_earnings_tele and call 617-614-3933 and enter passcode 90504408.

For those unable to participate in the live WebEx meeting, a replay will be available beginning one hour after the conclusion of the meeting and both the transcript and the presentation materials will be posted on the investor relations’ section of the web site. To replay the recorded WebEx meeting, go to http://webex.com/q2_replay or to replay the audio only, call (617) 801-6888 and enter passcode 90504408.

About WebEx Communications Inc.
WebEx Communications, Inc. is the world's leading provider of on-demand web meeting applications. WebEx applications improve collaboration and increase productivity in sales, support, training, marketing, engineering and product design. WebEx delivers its suite of real-time collaborative applications over the global WebEx MediaTone Network, a network specifically designed for secure web collaboration. WebEx Communications is based in Santa Clara, California and with offices in Europe, Asia and Australia. Please call toll free 877-509-3239 or visit http://www.webex.com for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the third quarter of 2005 and fiscal year 2005 on anticipated revenues and earnings per share. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx’s services, the effects of competitive offerings, and the impact of general economic conditions. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Form 10-Q filed on May 10, 2005. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Income Statement
(In 000's - except per share amounts)

	QTD		YTD
	June 30,		June 30,
	2005	2004	2005	2004

Net revenues	$75,329	$61,128	$146,183	$117,472

Cost of revenues	12,804	10,384	24,661	19,909
Gross profit	62,525	50,744	121,522	97,563

Operating expenses:
Sales and marketing	24,745	21,377	48,848	41,301
Research and development	10,982	8,265	21,048	15,480
General and administrative	5,293	5,030	11,075	8,437

Total operating expenses
before equity-based compensation	41,020	34,672	80,971	65,218

Operating income
before equity-based compensation	21,505	16,072	40,551	32,345

Equity-based compensation	6	(130)	7	381

Operating income
including equity-based compensation	21,499	16,202	40,544	31,964

Other income, net	1,502	433	3,239	545
Net income before income tax	23,001	16,635	43,783	32,509

Provision for income tax	9,121	6,350	17,052	12,223
Net income	$13,880	$10,285	$26,731	$20,286

Net income per share
Basic	$0.31	$0.23	$0.59	$0.47
Diluted	0.29	0.22	0.57	0.44

Shares used in per share calculations
Basic	45,479	43,807	45,223	43,380
Diluted	47,518	46,499	47,183	46,479

WebEx Communications, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In 000's)

	June 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$112,272	$110,552
Short-term investments	108,564	74,586
Accounts receivable, net	40,986	32,438
Prepaid expenses and other current assets	5,187	4,817
Prepaid income taxes	-	1,739
Deferred tax assets	4,483	4,665
Total current assets	271,492	228,797

Property & equipment, net	47,037	44,783
Goodwill	2,284	1,822
Intangibles and Other assets	4,293	4,667
Deferred tax assets	5,129	5,724
Total assets	$330,235	$285,793

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,758	$8,685
Accrued expenses	21,917	20,179
Deferred revenue	11,098	9,867
Income tax payable	2,561	-
Total current liabilities	41,334	38,731

Stockholders' equity:
Common stock	46	45
Additional paid-in capital	260,694	245,807
Accumulated earnings/(deficit)	25,688	(1,043)
Deferred equity-based compensation	(5)	(15)
Accumulated other comprehensive income	2,478	2,268
Total stockholders' equity	288,901	247,062

Total liabilities and stockholders' equity	$330,235	$285,793

WebEx Communications, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In 000's)

	YTD	YTD
	June 30,	June 30,
	2005	2004

Cash flows from operating activities:
Net income	$26,730	$20,286
Adjustments to reconcile net income provided by
operating activities
Provision for doubtful accounts and sales allowance	6,001	3,850
Depreciation and amortization	7,252	5,400
Loss from disposal of assets	241	-
Deferred income taxes	777	-
Tax benefit of stock plans	7,460	4,300
Equity-based compensation	6	381
Changes in operating assets and liabilities:
Accounts receivable	(14,550)	(9,093)
Prepaid expenses and other current assets	(370)	(464)
Other non-current assets	137	496
Accounts payable	(2,927)	4,888
Accrued liabilities	(557)	841
Income tax payable	3,838	5,412
Deferred Revenue	1,231	940
Other	212	1,238
Net cash provided by operating activities	35,481	38,475

Cash flows from investing activities:
Net short term investments activity	(33,978)	(57,602)
Business and asset acquisition	-	(1,944)
Purchases of property and equipment	(7,215)	(26,409)
Net cash used in investing activities	(41,193)	(85,955)

Cash flows from financing activities:
Net proceeds from issuance of common stock	19,478	17,496
Repurchase of common stock	(12,046)	-
Net cash provided by financing activities	7,432	17,496
Increase/(decrease) in cash and cash equivalents	1,720	(29,984)
Cash and cash equivalents at beginning of the period	110,552	70,996
Cash and cash equivalents at end of the period	$112,272	$41,012